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                                                                    EXHIBIT 16.1


September 22, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We have read the statements by Hewlett-Packard Company in its Current Report on Form 8-K, pursuant to Item 4 of Form 8-K, which we understand will be filed with the Commission on or about September 22, 2000. We agree with the statements concerning our firm under the heading "Changes in Registrant's Certifying Public Accountant" in such Form 8-K.

                                            Very truly yours,

                                            /s/ PRICEWATERHOUSECOOPERS LLP